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                                                                    Exhibit 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Alabama National BanCorporation (ANB) on Form S-8 (File No. 333-07951), Form
S-8 (File No. 333-27285), Form S-8 (File No. 333-70205), Form S-8 (File No.
333-70207), Form S-8 (File No. 333-70209), Form S-8 (File No. 333-76301), Form
S-8 (File No. 333-76305), Form S-8 (File No. 333-76307), Form S-8 (File No. 333-
76309), Form S-8 (File No. 333-76311), Form S-8 (File No. 333-76303), Form S-8
(File No. 333-76313), Form S-8 (File No. 333-76315) and Form S-8 (File No. 333-
76317), of our report dated January 18, 2000, on our audits of ANB as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
March 22, 2000